Exhibit 99.1

COMMITTED CAPITAL ACQUISITION CORPORATION

WARRANT REGISTRATION STATEMENT DECLARED EFFECTIVE BY SEC

NEW YORK, NEW YORK, February 27, 2014 / The ONE Group, LLC, a wholly-owned subsidiary of Committed Capital Acquisition Corporation (the “Company”) (OTCQB: STKS, STKSW, STKSU), announced today that the Securities and Exchange Commission ("SEC") declared the Company's post-effective amendment no. 3 to registration statement on Form S-1 on Form S-3 (Registration No. 333-174599) effective on February 27, 2014. The registration statement relates to the shares of common stock underlying the warrants issued in connection with the Company’s initial public offering. The warrants will expire on the date that is the earlier of (i) February 27, 2016 or (ii) the 45th day following the date that our common stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on February 27, 2014.

As a result of the effectiveness, holders of public warrants issued and outstanding may now exercise them and receive shares of common stock upon the payment of the related exercise price.

If you have any questions regarding exercise procedures, please call your broker or Continental Stock Transfer & Trust at (212) 509-4000, ext. 541.

About The ONE Group

The ONE Group develops and operates upscale, high-energy restaurants and lounges and provides “ONExperience”, a turn-key food and beverage service for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and United Kingdom. The ONE Group’s primary restaurant brand is STK®, which is a unique steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK artfully blends two concepts, the modern steakhouse and a chic lounge, into one offering a high-energy, fine dining experience with the superior quality of a traditional steakhouse. The ONE Group’s food and beverage hospitality services business provides the development, management and operations for premier restaurants and turn-key food and beverage services at high-end boutique hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that the ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in filings with the SEC by the Company.

Investors are referred to the most recent reports filed with the SEC by the Company. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

ICR

Investor Contact:

Don Duffy / Fitzhugh Taylor, 203-682-8200